                                                           Statement Re:
                                              Computation of Per Share Earnings (Loss)




                                                                    Three months ended June 30,         Six months ended June 30,
                                                                   ------------------------------     ------------------------------
                                                                       1997              1996             1997              1996
                                                                   ------------      ------------     ------------      ------------

Primary
        Average shares outstanding                                   10,284,323         9,923,532       10,252,966         9,915,840
        Net effect of dilutive stock options-based
                on the treasury stock method using
                average market price                                       --             575,498             --             460,056
                                                                   ------------      ------------     ------------      ------------
        Total                                                        10,284,323        10,499,030       10,252,966        10,375,896

        Net income (loss)                                          $ (2,953,638)     $     99,603     $ (2,763,955)     $    159,614
                                                                   ============      ============     ============      ============

        Per share amount                                           $      (0.29)     $       0.01     $      (0.27)     $       0.02
                                                                   ============      ============     ============      ============

Fully Diluted
        Average shares outstanding                                   10,284,323         9,923,532       10,252,966         9,915,840
        Net effect of dilutive stock options-based
                on the treasury stock method using the
                period-end market price if higher than
                average market price                                       --             698,875             --             521,744
                                                                   ------------      ------------     ------------      ------------
        Total                                                        10,284,323        10,622,407       10,252,966        10,437,584

        Net income (loss)                                          $ (2,953,638)     $     99,603     $ (2,763,955)     $    159,614
                                                                   ============      ============     ============      ============

        Per share amount                                           $      (0.29)     $       0.01     $      (0.27)     $       0.02
                                                                   ============      ============     ============      ============
